Exhibit 10.2

AMENDED AND RESTATED REVOLVING NOTE

Executed as of the 4th day of

August, 2011 and delivered at Philadelphia, Pennsylvania.

Amount $25,000,000

FOR VALUE RECEIVED, SRI/Surgical Express, Inc., a Florida corporation (the “Company”), promises to pay to the order of BANK OF AMERICA, N.A., a national banking association (hereinafter, together with any holder hereof, called “Lender”), at the main office of the Lender, the principal sum of TWENTY MILLION-FIVE AND 00/100 DOLLARS ($25,000,000) plus the aggregate unpaid principal amount of all advances made by Lender to the Company pursuant to and in accordance with Subsection 2(a) of the Loan Agreement (as hereinafter defined) in excess of such amount, or, if less, the aggregate unpaid principal amount of all advances made by Lender to the Company pursuant to and in accordance with Section 2(a) of the Loan Agreement. The Company further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

This Note is referred to in and was delivered pursuant to that certain Amended and Restated Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, dated as of the date hereof, between Lender and the Company (as amended, restated, modified, substituted, extended and renewed from time to time, the “Loan Agreement”). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such terms in the Loan Agreement.

The outstanding balance of the Company’s liabilities to Lender under this Note shall be payable pursuant to the terms of the Loan Agreement.

The Company hereby authorizes Lender to charge any account of the Company for all sums due hereunder. If payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Company under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge the Company, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Company.

The principal and all accrued interest hereunder may be prepaid by the Company, in part or in full, at any time; provided, however, that, if required pursuant to the Loan Agreement, the Company shall pay a prepayment fee as provided in the Loan Agreement.

The Company waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to the Company. The Company waives every defense, counterclaim or setoff which the Company may now have or hereafter may have to any action by Lender in enforcing this Note and/or any of the other Liabilities, or in enforcing Lender’s rights in the Collateral and ratifies and confirms whatever Lender may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Lender shall not be liable for any error in judgment or mistakes of fact or law.

The Company, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights hereunder.

The loan evidenced hereby has been made and this Note has been delivered at Philadelphia, Pennsylvania. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Company and the Company’s legal representatives, successors and assigns (and each of them, if more than one). If this Note contains any blanks when executed by the Company, Lender is hereby authorized, without notice to the Company to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.

To induce the Lender to make the loan evidenced by this Note, the Company (i) irrevocably agrees that, subject to Lender’s sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Philadelphia, Pennsylvania ; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens. IN ADDITION, LENDER AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY THE COMPANY OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE COMPANY AND LENDER. In addition, the Company agrees that all service of process shall be made as provided in the Loan Agreement.

This Note amends and restates, is intended as a replacement of, and is in substitution for, that certain $20,000,000 Revolving Note dated August 7, 2008 from Borrower payable to the order of Bank (the “Original Note”), but is not intended as a novation of the Original Note or any of the Obligations evidenced by the Original Note. All references in the Loan Agreement or any of the other Loan Documents to the Note shall mean the Original Note, as amended and restated in accordance with the provisions of this Note.

As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word “Company” shall be so construed.

[signature page follows]

IN WITNESS WHEREOF, the Company has executed this Note on the date above set forth.

SRI/SURGICAL EXPRESS, INC.

By	/s/ Gerald Woodard
Title	CEO

and

By	/s/ Mark R. Faris
Title	CFO